Exhibit 99.1

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Calvin Reed, the chief executive officer of Peak International Limited (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

(i) the Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2003

/s/ CALVIN REED

Calvin Reed Chief Executive Officer and Chairman

The material contained in this Exhibit 99.1 is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to Peak International Limited and will be retained by Peak International Limited and furnished to the Securities and Exchange Commission or its staff upon request.